EXHIBIT 10.4


                  NONCOMPETITION AND NONDISCLOSURE AGREEMENT


      NONCOMPETITON AND NONDISCLOSURE AGREEMENT (the "AGREEMENT"), made as of the 3rd day of June, 2004, by and between Cyber-Test, Inc., a Florida corporation ("CYBER-TEST"), Lisa Welton, Robert Heynssens, Alan Heynssens and Lori Peterson (collectively, "SELLERS") and Cyber-Test, Inc., a Delaware corporation ("PURCHASER").

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, Purchaser has acquired (the "ACQUISITION") effective as of June 3, 2004 (the "CLOSING DATE") substantially all of the assets of Cyber-Test, pursuant to the terms and conditions of an Asset Purchase Agreement dated May 27, 2004 (the "PURCHASE AGREEMENT") among Sellers and Purchaser; and

      WHEREAS, in order to protect the value of the Purchased Assets (as defined in the Purchase Agreement) being acquired by Purchaser pursuant to the Purchase Agreement and to protect the business of Purchaser, the parties hereto have agreed that, for the consideration contained in the Purchase Agreement, Sellers shall not compete with Purchaser, in accordance with the terms and conditions hereof; and

      WHEREAS, the agreements of Sellers not to compete with Purchaser as provided herein are an integral part of the transactions contemplated by the Purchase Agreement, and without such agreements, Purchaser would not have entered into the Purchase Agreement.

      NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the payment of the consideration hereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

            1. CERTAIN DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement; PROVIDED, HOWEVER, that the following terms shall have the meanings set forth below irrespective of the meanings such terms may have in the Purchase
Agreement:

                (a) "AFFILIATE" of any person means any other person, directly or indirectly, through one or more intermediary persons, controlling, controlled by or under common control with such person.

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                                                                    EXHIBIT 10.4

                (b) "BUSINESS" means (i) the marketing, sale, integration, distribution or repair of computer systems, components, equipment or peripherals, and any related consulting work, and (ii) conducting any business of a nature engaged in by Purchaser or its subsidiaries or Sellers at the time of Closing, or engaged in by any of BCD 2000, Inc. or Pacific Magtron International, Inc. ("POTENTIAL PURCHASER SUBSIDIARIES") at the time the stock or assets of which are acquired by Purchaser.

                (c) "CONFIDENTIAL INFORMATION" means all information (i) heretofore or hereafter developed or used by Sellers relating to the Business, or the operations, employees, customers, suppliers or distributors of Sellers relating to the Business including, but not limited to, customer lists, customer orders, financial data, pricing information and price lists, business plans and market strategies and arrangements, all books, records, manuals, advertising materials, catalogues, correspondence, mailing lists, production data, sales materials and records, purchasing materials and records, personnel records, quality control records and procedures included in or relating to the Business, and (ii) all such information of Purchaser, its Affiliates and the Potential Purchaser Subsidiaries obtained by Sellers prior to the date hereof.

                (d) The term "CONTROL", with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

                (e) "MARKET" means the world.

                (f) The term "PERSON" means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

                (g) "RESTRICTED PERIOD" means the period commencing from and after the date of this Agreement and ending on the fifth anniversary hereof.

            2. NONCOMPETITION IN THE MARKET. At all times from and after the date of this Agreement and until the expiration of the Restricted Period, (a) Sellers will not own or control, throughout the Market, any business or any person who is engaged in any business, that competes, directly or indirectly, with the Business or is otherwise engaged in activities competitive with the Business, (b) Sellers shall not directly, indirectly, and whether for itself or on behalf of any other person (including any of its Affiliates), throughout the Market, directly or indirectly, engage in, own, manage, operate, provide financing to, control or participate in the ownership, management or control of, or otherwise have a financial interest (whether, except as provided in Section 4, as a stockholder, director, officer, representative, subcontractor, partner, consultant, proprietor, member, agent or otherwise) in, or aid or assist anyone else in the conduct of, any business or any person who is engaged in any business, that competes, directly or indirectly, with the Business or is otherwise engaged in activities competitive with the Business, and (c) Sellers shall not, either personally or by its agent or by letters, circulars or advertisements and whether for itself or on behalf of any other person, canvass


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or solicit,  or enter into or effect.  (or cause or authorize  to be  solicited, entered into or effected), directly or indirectly, for or on behalf of itself or any other person, any business relating to the Business from any person who is, or has at any time within five (5) years prior to the date of such action been, a customer or supplier of the Business or Purchaser or Purchaser's Affiliates.

            3. EXCLUDED INVESTMENTS AND ACTIVITIES BY SELLERS. Each of the parties hereto acknowledges that nothing contained herein shall prohibit Sellers from acquiring equity securities of a publicly held company engaged in activities which are similar to, or competitive with, the Business, which in the aggregate do not exceed 1% of the issued and outstanding equity securities of such publicly held company.

            4. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Sellers acknowledge that it is the policy of Purchaser to maintain as secret and confidential all Confidential Information. The parties hereto recognize that by reason of
Sellers' operation of the Business prior to the Closing, and activities in connection with the Purchase Agreement, Sellers have acquired Confidential Information. Sellers recognize that, effective upon the Closing, all such Confidential Information is and shall remain the sole property of Purchaser, free of any rights of Sellers, and acknowledges that Purchaser has a vested interest in assuring that all such Confidential Information remains secret and confidential. Therefore, Sellers agree that at all times from and after the date hereof, they will not, directly or indirectly, without the prior written consent of Purchaser, disclose to any person, firm, company or other entity (other than Purchaser or any of its Affiliates) any Confidential Information, except to the extent that (i) any such Confidential Information becomes generally available to the public or trade, other than as a result of a breach by Sellers of this
Section 4, or (ii) any such Confidential Information becomes available to Sellers on a non-confidential basis from a source other than Purchaser;
PROVIDED, that such source is not known by Sellers to be bound by a confidentiality agreement with, or other obligation of secrecy to, Purchaser or another party. In addition, it shall not be a breach of the confidentiality obligations hereof if Sellers are required by law or legal process to disclose any Confidential Information; PROVIDED, that in such case, Sellers shall (a) give Purchaser the earliest notice possible that such disclosure is or may be required, and (b) cooperate with Purchaser, at Purchaser's expense, in protecting, to the maximum extent legally permitted, the confidential or proprietary nature of the Confidential Information which must be so disclosed. The obligations of Sellers under this Section 4 shall survive any termination of this Agreement.

            5.  NON-SOLICITATION.  At all times  from and after the date of this
Agreement and until the expiration of the Restricted Period, Sellers shall not, directly, indirectly or otherwise, either personally or through agents, employees, officers or Shareholders or by letters, circulars or advertisements, and whether for itself or on behalf of any other person:

                (a) seek to persuade any employee of Purchaser or any of its Affiliates to discontinue his or her status or employment therewith or seek to persuade any employee or former employee of Purchaser or any of its Affiliates to become employed or to provide consulting services or contract services in a business or activities competitive with the Business, or


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

                (b) solicit or employ or, directly or indirectly, cause to be solicited or employed, or engage, directly or indirectly, the services of any employee or former employee of Purchaser or any of its Affiliates.

            6. RIGHT TO INJUNCTIVE RELIEF. Sellers acknowledge that any breach or threatened breach by it of any of the covenants or provisions contained herein will result in irreparable and continuing harm to Purchaser and its Affiliates for which neither Purchaser nor its Affiliates would have an adequate remedy at law. Therefore, Sellers acknowledge and agrees that, in addition to any other remedy which Purchaser or its Affiliates may have at law or in equity, Purchaser and its Affiliates shall be entitled to injunctive relief, temporary and permanent restraining orders or other equitable remedies in the event of any such breach or threatened breach. Sellers further acknowledge and agree that monetary damages would be insufficient to compensate Purchaser and its Affiliates in the event of a breach by Sellers of any of the covenants or provisions contained herein, and that in the event of a breach thereof, Purchaser and/or its Affiliates shall be entitled to specific performance of the obligations hereunder without the obligation to post a bond or to prove damages or that other remedies are insufficient.

            7. ENFORCEABILITY; SEVERABILITY. If any provision of this Agreement shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed modified, as to duration, territory or otherwise, so as to be enforceable as similar as possible to the provision at issue, in order to render the remainder of this Agreement valid and enforceable and to the extent found necessary, such provisions shall be revised, reformed or redrafted or a new agreement created by a court of competent jurisdiction to accomplish the foregoing. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

            8. SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and
shall  inure  to  the  benefit  of  Sellers,   Purchaser  and  their  respective
Affiliates, successors and assigns.

            9. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and the documents and instruments referenced therein, contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations and understandings among Purchaser, Purchaser's Affiliates and Sellers with respect hereto. This Agreement may not be amended or modified except by a written instrument signed by the parties hereto.

            10. APPLICABLE LAW; SUBMISSION TO JURISDICTION.

                (a) This Agreement and the rights, obligations and relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

                (b) The parties hereto hereby, to the fullest extent permitted by law, (i) agree to submit themselves, and any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect hereof, to the exclusive jurisdiction of the courts of the State of


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

Delaware, the courts of the United States District Court for the District of Delaware, and appellate courts from any therefor, (ii) consent that any action or proceeding shall be brought in such courts, and waive any objection that each may now or hereafter have to the venue of any such action or proceeding in any such court, (iii) agree that service of process of any such action or proceeding may be effected by serving the appropriate party personally at its address as set forth herein, and service made shall be deemed to be completed upon actual receipt thereof, and (iv) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

            11. NOTICES.

                (a) Except as provided in Section 10(b)(iii) with respect to service of process which must be delivered personally, any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier or mailed (by registered or certified mail, postage prepaid) or telecopied, as follows:

                        (i)   If to Purchaser:

                              420 Lexington Avenue, Ste 2739
                              New York, NY 10170
                              Attention: Wayne I. Danson, President
                              Telecopier: 646-227-1666

with a simultaneous copy to:

                              Gary A. Miller, Esq.
                              Eckert Seamans Cherin & Mellott, LLC
                              1515 Market Street, Ninth Floor
                              Philadelphia, Pennsylvania 19102
                              Telecopier: (215)851-8383

                        (ii)  If to Sellers, one copy to:

                              448 Commerce Way, Suite 100
                              Florida Central Commerce Park
                              Longwood, FL 32750
                              Attention: President
                              Telecopier: _____________________________

with a simultaneous copy to:

                             Victor Chapman, Esquire
                             Barrett, Chapman & Ruda, P.C.
                             18 Wall Street
                             Orlando, FL 32801
                             Telecopier: ______________________________

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

            (b) Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 11(a) (with confirmation of transmission), or (ii) if given by other means, when delivered at the address specified in Section 11(a). Any party by notice given in accordance with this Section 11 to the other party may designate another address or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

            12. HEADINGS. The headings of sections and subsections of this Agreement are for convenience only and are not to be considered in construing this Agreement.

            13. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.



                              [SIGNATURE PAGE FOLLOWS]


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


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                              SELLER:

                              CYBER-TEST, INC., a Florida corporation

                              By: /s/ Lisa Welton
                                  --------------------------
                                  Lisa Welton, President

                              /s/ Lisa Welton
                              --------------------------
                              Lisa Welton

                              /s/ Robert Heynssens
                              --------------------------
                              Robert Heynssens

                              /s/ Alan Heynssens
                              --------------------------
                              Alan Heynssens

                              /s/ Lori Peterson
                              --------------------------
                              Lori Peterson


                              PURCHASER:

                              CYBER-TEST, INC., a Delaware corporation


                              By: /s/ Wayne I. Danson
                                  ---------------------------
                                  Wayne I. Danson, President